Exhibit 32

Certification of Chief Executive Officer and Chief Financial Officer Pursuant to Section 906 of the

Sarbanes-Oxley Act of 2002

Gary S, Olson, Chief Executive Officer and President of ESSA Bancorp, Inc,, a Pennsylvania corporation (the “Company”) and Allan A, Muto, Executive Vice President and Chief Financial Officer of the Company, each certify in his capacity as an officer of the Company that he has reviewed the quarterly report on Form 10-Q for the period ended March 31, 2016 (the “Report”) and that to the best of his knowledge:

1,	the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2,	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 9, 2016	/s/ Gary S, Olson
Gary S, Olson
President and Chief Executive Officer

Date: May 9, 2016	/s/ Allan A, Muto
Allan A, Muto
Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request,